EXHIBIT 99.1

ServisFirst Bancshares, Inc. Declares Third Quarter Cash Dividend

BIRMINGHAM, Ala., Sept. 21, 2020 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc., (NASDAQ: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announces: At a meeting held on September 21, 2020, its Board of Directors declared a quarterly cash dividend of $0.175 per share, payable on October 9, 2020, to stockholders of record as of October 1, 2020.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
DMange@servisfirstbank.com